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                                                              Exhibit 5
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                                LAW OFFICES
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN
                       TWELFTH FLOOR PACKARD BUILDING
                      S.E. CORNER AND CHESTNUT STREETS
                         PHILADELPHIA, PA 19102-2678

                              (215) 977-2000


                               July 16, 1996



Comcast Corporation
1500 Market Street
Philadelphia, PA 19102-2148

       Re:  Securities and Exchange Commission
            Registration Statement on Form S-8
            ----------------------------------

Gentlemen:

       As counsel to Comcast Corporation, a Pennsylvania corporation (the "Company"), we have assisted in the preparation for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a registration statement on Form S-8 (the "Registration Statement") for the purpose of registering under the 1933 Act 20,000,000 shares of the Company's Class A Special Common Stock, $1.00 par value (the "Shares"), which may be issued pursuant to the Comcast Corporation 1996 Stock Option Plan (the "Plan"). In connection therewith, we have examined the Company's Articles of Incorporation and By-laws, each as amended, the Plan and such minutes and other documents as we have deemed appropriate. We have also examined such provisions of law and made such other inquiries as we have deemed necessary or appropriate for purposes of the opinion expressed herein.

  Based upon the foregoing, we are of the opinion that the 20,000,000 Shares are duly and validly authorized, and, when issued to the holders of options granted pursuant to and in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

       We hereby expressly consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/  WOLF, BLOCK, SCHORR AND
                                     SOLIS-COHEN

                           WOLF, BLOCK, SCHORR and SOLIS-COHEN